SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 21, 2003

KILROY REALTY CORPORATION

(Exact Name of Registrant as Specified in Charter)

Maryland	1-12675	95-4598246
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

12200 W. Olympic Boulevard, Suite 200

Los Angeles, California 90064

(Address of Principal Executive Offices)

(310) 481-8400

(Registrant’s telephone number, including area code)

ITEM 5.	OTHER EVENTS.

On November 21, 2003, Kilroy Realty Corporation (the “Company”) closed the issuance of 1,610,000 shares of its 7.80% Series E Cumulative Redeemable Preferred Stock (“Series E Preferred Stock”). Pursuant to the Fifth Amendment to Fourth Amended and Restated Agreement of Limited Partnership of Kilroy Realty, L.P. (the “Operating Partnership”), dated as of October 23, 2003, and attached hereto as Exhibit 10.1, the Company contributed the net proceeds of the offering to the Operating Partnership and, in exchange, the Operating Partnership issued to the Company 1,610,000 7.80% Series E Cumulative Redeemable Preferred Units (“Series E Units”).

In connection with the issuance of Series E Preferred Stock and Series E Units, the Company is hereby updating its disclosure on file with the Securities and Exchange Commission with respect to its description of capital stock as indicated on Exhibit 99.1 attached hereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KILROY REALTY CORPORATION
(Registrant)

Date:	November 21, 2003	By:	/s/ Ann Marie Whitney
Ann Marie Whitney
Senior Vice President and Controller

EXHIBIT INDEX

Exhibit Number	Description

1.1	Underwriting Agreement, dated as of October 15, 2003, and Amendment to Underwriting Agreement, dated as of November 17, 2003, by and among Kilroy Realty Corporation and Kilroy Realty, L.P. and Wachovia Capital Markets, LLC, McDonald Investments Inc. and RBC Dain Rauscher Inc., as representatives of the several underwriters named in Schedule 1 thereto.

4.1	Form of Certificate for the 7.80% Series E Cumulative Redeemable Preferred Stock of Kilroy Realty Corporation.

5.1	Opinion of Ballard Spahr Andrews & Ingersoll, LLP regarding legality of securities.

5.2	Opinion of Latham & Watkins LLP regarding legality of securities.

8.1	Opinion of Latham & Watkins LLP regarding certain tax matters.

10.1	Fifth Amendment to Fourth Amended and Restated Agreement of Limited Partnership of Kilroy Realty, L.P., dated as of October 23, 2003.

23.1	Consent of Ballard Spahr Andrews & Ingersoll, LLP to the filing of Exhibit 5.1 herewith (filed with Exhibit 5.1).

23.2	Consent of Latham & Watkins LLP to the filing of Exhibits 5.2 and 8.1 herewith.

99.1	Updated Description of Capital Stock.